                                                                   Exhibit 10.98

                                Master Agreement

This Agreement ("Agreement") is entered into as of this 23rd day of December, 1999 ("Effective Date"), by and between ClinTrials BioResearch Ltd. ("CTBR"), having a place of business at 87 Senneville Road, Senneville, Quebec, Canada, H9X 3R3, and Inspire Pharmaceuticals, Inc. ("Sponsor"), having a place of business at 4222 Emperor Boulevard, Suite 470, Durham, NC 27703, U.S.A.

With respect to all studies conducted under this Agreement and in consideration of mutual covenants set forth herein, CTBR and Sponsor agree as follows:

                               GENERAL CONDITIONS


     1.1. Conduct of Study: CTBR will conduct the work described in the letter
          ----------------
          of agreement ("Letter of Agreement") and the protocol ("Protocol") in accordance with the general conditions hereinafter described.

     1.2. Price Adjustments/Verification: Prices quoted pursuant to this
          ------------------------------
          Agreement shall be subject to verification or adjustment if accepted more than sixty (60) days after the date of any offer. If not accepted by the Sponsor prior to sixty (60) days after the date of the offer, CTBR reserves itself the right to terminate this offer by providing written notice to the Sponsor, without any recourse whatsoever being available to the Sponsor. The price quoted is also conditional on CTBR receiving all necessary test material and other data required to conduct the study described in the Protocol within ninety (90) days of the date of this offer.

     1.3. Timeline of Study: The date of commencement of work and the issuance
          -----------------
          date of the audited draft report ("Draft Report") will be mentioned in the Letter of Agreement.

     1.4. Price: The price for the work is detailed in the Letter of Agreement
          -----
          and each payment shall be payable by Sponsor within 30 days of receipt of invoice.

     1.5. Confidentiality Information
          ---------------------------

          (a)  Confidential Obligation: CTBR agrees that all materials,
               -----------------------
               documents, data, reports and information provided to it by the Sponsor and, except as provided herein, all materials, documents, data, reports and information developed by CTBR pursuant to this Agreement, is and shall be considered as confidential information of the Sponsor (collectively, the "Sponsor Confidential Information") and the sole property of the Sponsor. The Sponsor agrees that all information disclosed to the Sponsor about CTBR's internal operations and systems, including but not limited to CTBR Property described in this Section, is and shall be considered as confidential information of CTBR (collectively, the "CTBR Confidential Information") and is the sole property of CTBR.

               Each party agrees to hold the Confidential Information of the other party in strict confidence during the term of this Agreement and for 10 years after the termination of this Agreement and shall not, without the consent of the other party,
               (a) reveal, publish, report or disclose any Confidential Information to any person or entity, or (b) use any of such party's Confidential Information for the benefit of any person or entity, or for any purpose, other than as may reasonably be necessary for the conduct of the Services and the Studies as contemplated by this Agreement.

          (b)  Exceptions: The obligation of the parties regarding Confidential
               ----------
               Information shall not apply to information which: (a) is or becomes available to the public other than as a result of disclosure by the receiving party: (b) becomes available to the receiving party on a non-confidential basis from a source which is not obligated to hold such information in confidence; (c) is developed by the receiving party independently, and not as part of the Services provided under this Agreement, as evidenced by written records; (d) was in the possession of the receiving party prior to the receipt from the disclosing party or the creation of the information pursuant to this Agreement; or (e) is required by law to be disclosed, provided that the owner of the Confidential Information shall be notified in advance, when possible, and given a reasonable opportunity to oppose such disclosure.

          (c)  Return of Confidential Information: Upon the completion or
               ----------------------------------
               earlier termination of this Agreement, CTBR will promptly return to the Sponsor, at the Sponsor's expense, all of the Sponsor Confidential Information, as well as all applicable portions of the written or computer stored material which incorporates any of the Sponsor Confidential Information, provided that CTBR may retain in its confidential files one copy of such documents as it may determine reasonably necessary for regulatory, legal or insurance purposes.

          (d)  Remedies: Each party acknowledges that the disclosure of
               --------
               Confidential Information of the other party without such party's express, written permission will cause such party irreparable harm and that the breach or threatened breach of the nondisclosure provisions of this Agreement will entitle the owner of the Confidential Information to injunctive relief, in addition to any other legal remedies that may be available to it.

     1.6. Ownership of Property.
          ----------------------

          (a)  Ownership: All materials, documents, data, information, reports
               ---------
               and suggestions of every kind and description supplied to CTBR by the Sponsor or prepared or developed by CTBR pursuant to this Agreement (except for CTBR Property described below) shall be the sole and exclusive property of the Sponsor and the Sponsor shall have the right to make whatever use it deems desirable, without objection or liability to CTBR of any such materials, documents, data reports and information. All such materials, records, documents, data, information and reports are subject to audit by the Sponsor during regular business hours, at the Sponsor's discretion and upon reasonable notice to CTBR, to verify CTBR's compliance with this Agreement and the Protocols. It is acknowledged that CTBR is possessed of certain technical expertise relating to computers, software, and drug development which have been independently developed by CTBR without the benefit of any information provided by the Sponsor. The parties agree that any computer software programs, statistical, methodologies, processes, methods and other analyses used by CTBR under or during the term of this Agreement (except where such program, methodology, process, method or analyses is created or developed at the request and expense of the Sponsor or with the assistance of the Sponsor) are the product of CTBR's technical expertise possessed and developed by CTBR and are the sole and separate property of CTBR (the "CTBR Property").

          (b)  Data Retention: CTBR may retain copies of all such materials,
               --------------
               records, documents, data, information and reports as required by applicable laws, rules and regulations. Unless otherwise required by law or by the terms of this Agreement, all such the Sponsor property which CTBR shall have in its possessions shall be maintained by CTBR for a period of not less than one (1) year from the date of receipt thereof and shall be organized in such a manner that it will be ready for immediate reference. After one
               (1) year or such longer period as may be required by applicable laws or regulations, CTBR may dispose of such property in accordance with the Sponsor's instructions. If the Sponsor fails to give said instructions, CTBR shall so notify the Sponsor; and if said instructions are still not forthcoming within thirty (30) days of said notification, then CTBR may destroy such property as it determines.

     1.7. Monitoring of Study. Authorized representatives of the Sponsor may
          -------------------
          inspect the Study at any time during normal business hours. CTBR will notify the Sponsor, by telephone, telecopier or telex and subsequently in writing, of any significant changes which occur during the course of the Study.

     1.8. Protocol Amendment. If, at a future date, changes in the Protocol
          ------------------
          appear desirable or become necessary due to governmental regulatory requirements, such changes shall be made through prior written agreement (protocol amendment) between the Sponsor and CTBR. If such changes can be expected to affect the timing of the delivery of the Draft or Final Report(s), then CTBR shall submit amended delivery dates for the Sponsor's written approval. If such changes can be expected to affect the price for the Study, CTBR shall submit a written estimate; however, CTBR shall, in each case, recover the additional charges arising out of the performance of such work. No deviation from the Protocol may be made without specific written authorization and approval of the Sponsor.

     1.9. Additional Charges. The parties acknowledge that during the course of
          ------------------
          performing the Study in accordance with the Protocol, additional costs may be incurred by CTBR as a result of procedural changes which do not amount to or require a change in the Protocol, but which are deemed necessary by CTBR to successfully perform said Study, and which could not be foreseen at the time of the preparation of the Protocol. If such procedural changes occur, CTBR shall advise the Sponsor prior to their implementation and solicit the Sponsor's agreement as to the necessity and additional cost thereof. Should CTBR be unable to contact the Sponsor in advance, the Sponsor agrees that in order to maintain the integrity of the Study, CTBR may proceed accordingly and be entitled to recover such additional costs from the Sponsor upon presentation of an explanation of such procedural changes and the necessity thereof.

                              DUTIES OF THE SPONSOR

     2.1. Raw Data. Should the Sponsor, during the course of the Study, request
          --------
          raw data, or certified copies of same, the Sponsor shall pay CTBR for the preparation, verification, duplication and handling of such data, in accordance with CTBR's established charges for such services at that time and Sponsor may contact CTBR to support characterization requirements..

     2.2. Product Characterization. It is the responsibility of the Sponsor to
          ------------------------
          define the stability and other relevant characteristics of the test article(s) including handling precautions and safe methods of disposal of residual test article and/or test article preparation. Where applicable, it is also the Sponsor's responsibility to define the short-term stability of the test article(s) in the solvent or suspending agent to be used.

                        DUTIES OF CLINTRIALS BIORESEARCH

     3.1. Patents and Inventions. All right and title to any inventions,
          ----------------------
          procedures or techniques designed, developed, produced or manufactured by CTBR in order to fulfill its obligations under this Agreement and the Protocol shall be and remain the exclusive property of CTBR, unless

          (a) any such invention, procedure or technique is designed, developed, produced or manufactured by CTBR at the specific request of the Sponsor and reference to such fact is made in the Protocol, or

          (b) any such invention, procedure or technique is a direct result of the use of Confidential Information.

     3.2. Contractual Obligations. The obligations of CTBR under this Agreement
          -----------------------
          are limited to:

          (a) performing the study in accordance with this Agreement and the Protocol; and

          (b) using its best efforts to ensure that the Study is conducted in accordance with generally accepted standards of the industry and government and regulatory standards applicable at the time of the signature of this Agreement.

          CTBR does not warrant or represent that the results of the Study will be acceptable to any regulatory or governmental agency to which they are presented nor that the results of the Study will enable the Sponsor to market or otherwise exploit the test article(s). CTBR shall not be liable for any delay in or failure of performance hereunder due to any contingency beyond its control, including, without limiting the generality of the foregoing, any act of God, war, mobilization, riot, strike, fire, flood, disease, power failure, embargo or shortage of supplies.

                                    MATERIALS

     4.1. Materials and Documentation. All raw data, documentation, protocols,
          ---------------------------
          specimens, test, control archive sample, final reports and all Confidential Information, (the "Materials and Documentation") generated as a result of this Study are the exclusive property of the Sponsor and shall be retained by CTBR for a period of one (1) year (the "Retention Period") following issuance of the Final Report. Upon completion or termination of the Study, CTBR shall remit to the Sponsor all Materials and Documentation in its possession or under its control, other than any Materials and Documentation which CTBR is required to retain by applicable law or regulation. During the Retention Period, the Materials and Documentation shall be made available for inspection by the Sponsor or any authorized agent designated by the Sponsor.

          If the Sponsor is in breach of any obligation towards CTBR, including the non-payment of any sum owing to CTBR, CTBR shall be entitled to withhold and keep in its possession the Materials and Documentation, and the Report(s) until any such default is cured by the Sponsor.

     4.2. Governmental Inspection. The Sponsor is to be notified as soon as
          -----------------------
          practical in the event that CTBR's facilities are the subject of an inspection by a duly authorized representative of a governmental regulatory or administrative department or agency (the "Inspector") which may involve the subject matter of this Agreement. CTBR shall provide the Sponsor with the following data:

          (a) purpose of the inspection;
          (b) name and credential number of the Inspector; and
          (c) a copy of form(s) issued by the Inspector, if any.

          In addition, CTBR agrees to cooperate with governmental authorities unless otherwise required by law, CTBR shall not permit any inspections involving the Study or the Confidential Information until further instructions are received from the Sponsor or until the Sponsor and the inspecting agency have reached an appropriate agreement. Unless otherwise required by law, no copies of the Protocol or other Confidential Information may be given by CTBR to the Inspector. Any request for such information is to be redirected to the Sponsor.

     4.3. Limitation of Liability. CTBR, its officers, directors and employees
          -----------------------
          shall not be responsible for any direct or indirect damages sustained by the Sponsor resulting from any loss, destruction or damage to the Materials and Documentation or of the test article(s), for any reason whatsoever, except in the case of CTBR's own negligence, recklessness or willful misconduct, nor shall CTBR be responsible for any direct or indirect damage suffered by the Sponsor arising from causes beyond the control of CTBR, including, without limiting the generality of the foregoing, any act of God, war, mobilization, riot, strike, lock-out, labour dispute, fire, flood, disease, power failure, embargo, shortage of supplies or personnel.

                                   CURTAILMENT

     5.1. Curtailment. The Sponsor may curtail or reduce the scope of the Study
          -----------
          at any time upon thirty (30) days written notice to CTBR. In the event of any curtailment, CTBR and the Sponsor shall negotiate reduced charges for the remaining services, provided that in all cases these reduced charges will not be less than CTBR's direct and indirect costs.

                            TERMINATION OF THE STUDY

     6.1. Cancellation/Early Termination. The Sponsor shall have the right, at
          ------------------------------
          any time, to terminate any Study prior to completion by giving written notice to CTBR. In the event of notice, CTBR shall immediately use its best efforts to reduce cost to the Sponsor. In case of termination, the Sponsor shall pay CTBR all of its costs incurred or irrevocably obligated plus a pro rata portion of applicable profits computed to the date of termination.

                                  MISCELLANEOUS

     7.1. Delay in Preclinical Work. With respect to any animals purchased by
          -------------------------
          CTBR, as authorized by the Sponsor, for preclinical work to be performed under this Agreement, the parties hereto agree that the acclimation period shall be mentioned in the Letter of Agreement (the "Acclimation Period"). After the completion of the Acclimation Period, should there be any delay in the commencement of the Study that is attributable to the Sponsor, in any way, then the Sponsor agrees to reimburse housing fees to CTBR for the said delay at rates prevailing at the time of said delay.

     7.2. Disposal of Materials and Documentation. After the Retention Period,
          ---------------------------------------
          CTBR shall contact the Sponsor to determine disposition of the Materials and Documentation as follows:

          (a) return of Materials and Documentation (shipping and insurance charges at the Sponsor's expense);

          (b) extended storage of Materials and Documentation (to be charged at rates in effect at that time)

          (c) disposal of Materials and Documentation (to be charged at rates in effect at that time).

     7.3. Reports. Two (2) copies of the Final Report(s) in CTBR's standard
          -------
          format, as specified in the Protocol, shall be supplied. If any changes to the standard report format are requested by the Sponsor and agreed to by CTBR, or if additional copies of the Final Report(s) are requested by the Sponsor, then there may be an additional charge to the Sponsor for preparation, handling and dispatch of such reports. If such changes can be expected to affect the timing of the delivery of the Final Report(s), then CTBR shall submit amended delivery dates for the Sponsor's written approval.

          If the draft report is not delivered to the Sponsor within the time frame agreed to by both parties, a penalty equal to 5% of final payment for each month of delay will be applicable.

     7.4. Advertising. Under no circumstances will the name of the Sponsor or
          -----------
          CTBR, or any of its personnel, be used for promotional literature or advertising without the prior written permission and approval of the Sponsor or CTBR, as the case may be.

     7.5  Publications. The Sponsor has the right to the initial publication of
          ------------
          the results of the Study. The Sponsor may also request CTBR to publish the results jointly with the Sponsor or independently. The Sponsor shall be responsible for all costs associated with any such publication. CTBR may only publish the results of a study with the written permission of Sponsor.

     7.6. Liability. The Sponsor recognizes that CTBR has not participated in
          ---------
          the manufacture of materials supplied by the Sponsor nor has it inspected, or been afforded the opportunity to inspect, the production techniques of the Sponsor, and that its sole responsibility is to test the test article in accordance with this Agreement and the Protocol. Accordingly, the Sponsor hereby releases CTBR and its affiliates, together with their officers, directors and employees, from any liability arising from the work to be performed by CTBR under this Agreement and the Protocol and the use which the Sponsor makes of the results obtained by CTBR. For greater certainty, but not so as to limit the generality of the foregoing, the Sponsor specifically releases CTBR and its affiliates, together with their officers, directors and employees, from any liability arising from:

          (a) any decision to market the test article(s) based on the results of the Study;

          (b) the use of the test article(s), or any subsequent derivation of it, by any party other than CTBR; and

          (c) any direct or indirect damages or losses, economic or otherwise, or any liability to third parties, which the Sponsor may incur pursuant to this Agreement and the Protocol.

          The Sponsor shall take up and be responsible for all costs associated with the defense of CTBR and its affiliates, together with their officers, directors and employees, as the case may be, and indemnify and hold CTBR and its affiliates, together with their officers, directors and employees, as the case may be, harmless from any and all liability, loss, damage (including loss of life), expense, causes of action, suits, claims or judgments arising from injury to person or property resulting from the performance by CTBR of this Agreement and the Protocol, or in any other way relating to the performance by CTBR of this Agreement or the Protocol, or from, or related to, the use of the test article(s), whether such claims are rightfully or wrongly brought or filed. The Sponsor agrees that CTBR may, if it so desires, employ attorneys of its own selection to appear and defend the claim or action, at the expense of CTBR. CTBR, at its option and expense, shall have the sole authority for the direction of the defense, and shall be the sole judge of the acceptability of any compromise or settlement of any claim or actions.

          The foregoing two (2) paragraphs shall not apply in the event of CTBR's negligence and recklessness or willful misconduct. CTBR shall not be considered negligent where it is following recognized procedures or performing the Study as required by the Sponsor.

          CTBR's maximum liability arising from CTBR's negligence in the performance of its obligations under this Agreement or the Protocol shall be limited to the amount of the insurance proceeds received as a result of any error or omission committed by CTBR in performance of its obligations pursuant to this Agreement. Sponsor shall have the option in any such instance to either (i) demanding indemnification from CTBR in respect of such liability, subject to the limitation of liability referred to above, or (ii) to reperform the Study at no additional cost, or (iii) to refund the compensation paid for the Study.

     7.7. Survival of Obligations. The completion, curtailment or termination of
          -----------------------
          this Agreement shall not relieve either party of its obligations to the other in respect of (i) maintaining the confidentiality of Confidential Information, (ii) obtaining consents for advertising purposes and publications, (iii) indemnification, (iv) compensation for services performed, and (v) appropriate reporting of any data obtained.

     7.8. Entire Agreement. This Agreement, together with any agreements and
          ----------------
          other documents to be delivered pursuant hereto, constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, including, without limiting the generality of the foregoing, any Letter of Authorization for the purchase of animals addressed by the Sponsor to CTBR in respect of any preclinical work to be performed under this Agreement.

     7.9. Arbitration. Any mutual dispute, controversy or claim between both
          -----------
          parties arising out of or relating to this contract, or the breach thereof, shall be settled in the State of New York. However, if Sponsor is bringing arbitration, such arbitration hearings shall be conducted in the City of Montreal, Province of Quebec and if CTBR is bringing arbitration, such arbitration hearings shall be conducted in the State of North Carolina.

    7.10. Conflict. If any conflict shall appear between the provisions of this
          --------
          Agreement and the Protocol, the provisions of this Agreement shall govern and the conflicting provisions of the Protocol shall be deemed to have been changed or modified so as to remove such conflict.

    7.11. Languages. The parties acknowledge that they have required that the
          ---------
          present Agreement, as well as all documents, notices and legal proceedings executed, given or instituted pursuant to or relating directly or indirectly hereto be drawn up in English. Les parties reconnaissent avoir exige la redaction en anglais de la presente convention, ainsi que de tous documents executes, avis donnes et procedures judiciaires intentees, directement ou indirectement, a la suite ou relativement a la presente convention.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.


Inspire Pharmaceuticals, Inc.           CLINTRIALS BIORESEARCH, LTD.

By /s/ Donald J. Kellerman              By /s/ M.F. Ankcorn
-----------------------------------       --------------------------
                                        M. F. Ankcorn
                                        Chairman, President and CEO

                                        By /s/ Paul Bancroft
                                          --------------------------
                                        Paul H. Bancroft
5-23-00                                 Vice President, Finance and
-----------------------------------     Administration
Date

                                        December 23, 1999
                                        ----------------------------
                                        Date

This format of a Letter of Agreement is to be use only for INS37217 and INS365 compound development programs


DATE


Inspire Pharmaceuticals, Inc.
4222 Emperor Boulevard, Suite 470
Durham, NC 27703
U.S.A.


                               LETTER OF AGREEMENT
                               -------------------


STUDY NO.:
---------

STUDY TITLE:
-----------

PROTOCOL DATED:
--------------

PRICE:  $ U.S.  (based on ___________ Protocol dated ____________
-----
                       and quote letter dated _________)

PAYMENT TERMS:
-------------

           "Refer to sample of Letter of Agreement for Payment Terms"


With respect to Inspire's INS37217 and INS365 compound development programs, when the amount invoiced by CTBR reaches $800,000.00 U.S., CTBR will deduct from the gross amount of every invoice (excluding animal cost) a discount of 7.5 percent (the "Applicable Discount").

This Applicable Discount shall be applicable against all invoices and shall come into force as soon as the total of invoices issued exceeds the initial level of $800,000.00 U.S. (excluding animal cost) on Inspire's INS37217 and INS365 compound development programs. The Applicable Discount will remain in force for two (2) consecutive years from the issuance of the first invoice and shall thereafter be renewed for periods of one (1) year each. However, CTBR reserves the right to modify and/or terminate this Applicable Discount at any of the renewal dates, with one (1) month prior written notice. CTBR will list as a separate line item, the discount applied on each invoice and all prices quoted shall be exclusive of this discount.

The terms and conditions of the present Applicable Discount are confidential and Sponsor shall ensure that such terms and conditions are not disclosed by Sponsor to third parties, except to the extent required by law, rule or regulation or judicial or administrative decree or order. Failure to respect this confidentiality will result in the immediate termination of any provisions regarding Applicable Discount contained in this Letter of Agreement.

Inspire Pharmaceuticals, Inc.
Letter of Agreement
Study No.


COMMENCEMENT OF WORK:
--------------------

REPORTING TIME: We expect to deliver the audited draft report
--------------
                _________ weeks following last necropsy

ACCLIMATION PERIOD:
------------------


This Letter of Agreement will be governed by the terms and conditions of the Master Agreement dated December 23, 1999 between ClinTrials BioResearch Ltd. and Inspire Pharmaceuticals, Inc.



For Inspire Pharmaceuticals, Inc.     For ClinTrials BioResearch Ltd.
------------------------------------  ------------------------------------

------------------------------------

                                      M.F. Ankcorn
                                      Chairman, President and CEO

------------------------------------
Date                                  Paul H. Bancroft
                                      Vice President, Finance and
                                      Administration

                                      ---------------------------
                                      Date

DATE


Inspire Pharmaceuticals, Inc.
4222 Emperor Boulevard, Suite 470
Durham, NC 27703
U.S.A.

                                 LETTER OF AGREEMENT
                                 -------------------


STUDY NO.:
---------

STUDY TITLE:
-----------

PROTOCOL DATED:
--------------

PRICE:
-----

PAYMENT TERMS:
-------------

          1)   For studies six (6) months or less in duration:
                  50% - 1st installment, animal arrival
                  40% - 2nd installment, at necropsy
                  10% - 3rd installment, on receipt of audited or non-audited draft report

          2)  For studies greater than six (6) months in duration:
                  For mouse/rat studies: 15% - 1st installment, animal arrival or For dog/primate studies: 20% - 1st installment, animal arrival
                  Thereafter equal quarterly installments with the final installment due on receipt of the audited or non-audited draft report

          3) For analytical chemistry or drug metabolism and pharmacokinetic studies only:
                  50% - 1st installment, upon commencement of work
                  40% - 2nd installment, upon completion of work
                  10% - 3rd installment, on receipt of audited or non-audited draft report

Inspire Pharmaceuticals, Inc.
Letter of Agreement
Study No.


COMMENCEMENT OF WORK:
--------------------

REPORTING TIME:
--------------

ACCLIMATION PERIOD:
------------------


This Letter of Agreement will be governed by the terms and conditions of the Master Agreement dated December 23, 1999 between ClinTrials BioResearch Ltd. and Inspire Pharmaceuticals, Inc.




For Inspire Pharmaceuticals, Inc.     For ClinTrials BioResearch Ltd.
------------------------------------  ------------------------------------

                                      M.F. Ankcorn
                                      Chairman, President and CEO

------------------------------------
Date                                  Paul H. Bancroft
                                      Vice President, Finance and
                                      Administration


                                      Date